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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Omnipoint Corporation of our report dated March 31, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders, which is included in its Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears on such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
January 24, 2000